EXHIBIT 21


SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 3, 1997



                                                                               Approximate
                                                            State             Percentage of
                                                      (or jurisdiction)     Voting Securities
                                                          in which               Owned by
Name                                                    Incorporated         Immediate Parent
-------------------------------------------------------------------------------------------------
AAI Corporation                                           Maryland                  100% (a)
  A.A.I. Engineering Support, Inc.                        Maryland                  100  (b)
  A.A.I. International, Inc.                              Delaware                  100  (b)
  Seti, Inc.                                            Pennsylvania                100  (b)
  AAI Systems Management, Inc.                            Maryland                  100  (b)
  AAI Medical, Inc.                                       Maryland                  100  (b)
  AAI MICROFLITE Simulation International
    Corporation                                           Maryland                  100  (b)
  AAI/ACL Technologies, Inc.                              Maryland                  100  (b)
  AAI California Carshells, Inc.                          Maryland                  100  (b)

Detroit Stoker Company                                    Michigan                  100  (a)
  Midwest Metallurgical Laboratory, Inc.                  Michigan                  100  (c)

Neo Products Co.                                          Illinois                  100  (a)

Symtron Systems, Inc.                                    New Jersey                 100  (a)

U.I.C.-Del. Corporation                                   Delaware                  100  (a)

U.I.C. International, Ltd.                                Barbados                  100  (a)

-----------------------
(a) Percentage owned by United Industrial Corporation ("United).
(b) Percentage owned by AAI Corporation.
(c) Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.